Exhibit 99.1

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Press Release

FOR IMMEDIATE RELEASE	July 13, 2015

For additional information contact:
Robin Shermer
817.735.6284

Jacobs Names Steven Demetriou President and Chief Executive Officer

PASADENA, Calif. - Jacobs Engineering Group Inc. (NYSE:JEC) announced today that Steven J. Demetriou has been named President and Chief Executive Officer. Mr. Demetriou will also be elected to the Board.
Mr. Demetriou brings over 30 years of global business leadership experience to Jacobs, including 14 years in the role of Chief Executive Officer. Most recently he served as Chairman and CEO of Aleris Corporation, a global downstream aluminum producer based in Cleveland. Over the course of his career, he has gained broad experience with companies in a range of industries including Metals, Specialty Chemicals, Oil & Gas, Manufacturing and Fertilizers. His career highlights include 16 years at ExxonMobil, where he held roles of increasing responsibility in the U.S. and Europe in operations, commercial, financial and general management.
Mr. Demetriou will start in his new role with Jacobs on August 17. His appointment completes a rigorous selection process that began in December 2014, following the retirement of former President and CEO Craig Martin.
“Mr. Demetriou is known for his passionate, hands-on leadership style, his strong customer relationships and his focus on operational excellence. We are delighted to welcome a leader of Steve’s caliber to build on the strong, global foundation we have put in place and lead our company forward," said Executive Chairman Noel Watson. "Steve has a proven track record for driving growth and creating shareholder value, as well as a clear appreciation of our values and culture.”
Mr. Watson will return to his non-Executive Chairman role when Mr. Demetriou joins the company.

Exhibit 99.1

Linda Fayne Levinson, Independent Director and Chair of Jacobs’ Human Resource and Compensation Committee added, “Our selection process included a wide array of candidates both internal and external to Jacobs. The quality of the candidate slate and the interest in this position is testament to the strength of our brand and future potential. We chose Steve because he is a performance driven leader who inspires a positive corporate culture, and he is a global leader comfortable working with clients and employees anywhere in the world. He is a great choice to lead Jacobs.”
As CEO, Mr. Demetriou will work with senior management and the Board to develop strategies to further strengthen Jacobs’ position as a global industry leader. Key to the role is the ability to drive growth by engaging and inspiring Jacobs’ people, creating and maintaining long-term, positive client relationships and focusing on project execution excellence.
“It is an honor to be selected as the next Jacobs CEO," said Mr. Demetriou. "I am very excited about the opportunity to lead a company with such an enviable global talent base and a strong reputation as one of the world’s largest and most diverse providers of technical professional and construction services. My immediate objective is to listen and engage with Jacobs’ employees, customers and shareholders, as well as develop and implement strategies to realize Jacobs’ enormous potential to achieve focused growth into the future.”
Mr. Demetriou currently serves on the board of Kraton Performance Polymers (NYSE: KRA). Mr. Demetriou also served on the board of Foster-Wheeler starting in 2008 and was Non-Executive Chairman of Foster-Wheeler from 2011-2014.

Jacobs is one of the world’s largest and most diverse providers of technical professional and construction services.

Statements made in this release that are not based on historical fact are forward-looking statements. We base these forward-looking statements on management’s current estimates and expectations as well as currently available competitive, financial and economic data. Forward-looking statements, however, are inherently uncertain. There are a variety of factors that could cause business results to differ materially from our forward-looking statements. For a description of some of the factors which may occur that could cause actual results to differ from our forward-looking statements please refer to our 2013 Form 10-K, and in particular the discussions contained under Items 1 - Business, 1A - Risk Factors, 3 - Legal Proceedings, and 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations.  We do not undertake to update any forward-looking statements made herein.

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